Exhibit 10.1
$40,000,000
COLEMAN CABLE, INC.
(a Delaware corporation)
9% Senior Notes due 2018
PURCHASE AGREEMENT
March 18, 2010

March 18, 2010
Banc of America Securities LLC
   As Initial Purchaser
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
     Coleman Cable, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Banc of America Securities LLC (the “Initial Purchaser”) $40,000,000 aggregate principal amount of its 9% Senior Notes due 2018 (the “Notes”), which will be unconditionally guaranteed as to principal, premium, if any, and interest (the “Guarantees”) by the subsidiary of the Company named in Schedule A hereto (the “Guarantor”).
     The Notes will be issued pursuant to an Indenture (the “Indenture”) dated February 3, 2010, among the Company, the Guarantor and Deutsche Bank National Trust Company, as Trustee (the “Trustee”), among the Company, the Guarantor and the Trustee, relating to the issuance of the Notes. Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “DTC”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), among the Company, the Trustee and the Depositary.
     The Company has previously issued $235,000,000 in aggregate principal amount of its 9% Senior Notes due 2018 under the Indenture (the “Existing Notes”). The Notes constitute an additional issuance of notes under the Indenture. Except as otherwise described in the Pricing Disclosure Package (as defined below), the Notes will have identical terms to the Existing Notes and will be treated as a single class of notes for all purposes under the Indenture.
     The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of March 23, 2010 (the “Registration Rights Agreement”), among the Company, the Guarantor and the Initial Purchaser, pursuant to which the Company and the Guarantor will agree to file with the Commission (as defined in Section 1 hereof), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) and (ii) to the extent required by the Registration Statement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its commercially reasonable efforts to cause such registration statements to be declared effective. All references herein to the Exchange Notes and the Exchange Offer are only applicable if the Company and the Guarantor are in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.
     This Agreement, the Registration Rights Agreement, the Indenture and the DTC Agreement are hereinafter collectively referred to as the “Transaction Documents” and the execution and delivery of the Transaction Documents and the transactions contemplated herein and therein are hereinafter referred to as the “Transactions.”
     The Notes (and the related Guarantees) will be offered and sold through the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). The Initial Purchaser has advised the Company that they will offer and sell the Notes purchased by them hereunder in accordance with Section 3 hereof as soon as the Initial Purchaser deem advisable.
     In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated March 18, 2010 (the “Preliminary Memorandum”), the Offering Memorandum (as defined below) and a Final Offering Memorandum (as defined below), dated the date hereof. The Final Memorandum, the Preliminary Memorandum and the Offering Memorandum are referred to herein as a “Memorandum”. Each Memorandum sets forth certain information concerning the Company, the Notes, the Transaction Documents and the Transactions. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchaser
     Prior to the time when the sales of the Notes were first made (the “Time of Sale”, which shall be deemed to be 11:20am (New York time) on March 18, 2010), the Company has prepared and delivered to the Initial Purchaser a pricing supplement (the “Pricing Supplement”) dated March 18, 2010. The Pricing Supplement together with the Preliminary Memorandum is referred to herein as the “Offering Memorandum.”
     Promptly after the Time of Sale and in any event no later than the second business day following the Time of Sale, the Company will prepare and deliver to the Initial Purchaser a Final Offering Memorandum, which will consist of the Preliminary Memorandum with such changes therein as are required to reflect the information contained in the Pricing Supplement. From and after the time such Final Memorandum is delivered to the Initial Purchaser, all references herein to the Offering Memorandum shall be deemed to be a reference to both the Offering Memorandum and the Final Memorandum.
     1. Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor jointly and severally represent and warrant to, and agree with, the Initial Purchaser that:
     (a) The Preliminary Memorandum as of its date does not contain; the Offering Memorandum at the Time of Sale and at the Closing Date; and the Final Memorandum as of its date and the Closing Date, and any amendment or supplement thereto does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations or warranties set forth in this paragraph shall not apply to statements in or omissions from any Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchaser expressly for use therein, as specified in Section 10. The Offering Memorandum contains, and the Final Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A. The statistical and industry data and forward-looking statements included in each Memorandum are based on or derived from sources that the Company believes to be reliable and accurate and represent their good faith estimates that are made on the basis of data derived from such sources.
     (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. “Material Adverse Effect” shall mean a material existing or prospective adverse change in or effect on (i) the business, operations, properties, assets, liabilities, shareholders’ equity, earnings, financial condition, results of operations or management of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of the Company and the Guarantor to perform its obligations under the Notes or the Transaction Documents.
     (c) Each of the Company and the Guarantor has the requisite corporate power and authority to own or lease its properties and conduct its business as described in each Memorandum; and the Company has the requisite corporate power and authority to enter into the Transaction Documents and to carry out all the terms and provisions hereof and thereof to be carried out by them.
     (d) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.
     (e) The Guarantor has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or through wholly-owned subsidiaries by the Company, free and clear of all liens, encumbrances, equities or claims, although such shares are pledged under the Revolving Credit Facility (as defined below).
     (f) Except to the extent prohibited under the existing amended and restated senior secured revolving credit facility, dated April 2, 2007, as amended (the “Revolving Credit Facility”) described in the Offering Memorandum, no subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as provided by applicable laws or regulations, by the Indenture or as disclosed in the Offering Memorandum.
     (g) Except as otherwise disclosed in the Offering Memorandum, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue any such capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.
     (h) Deloitte & Touche LLP, who has certified certain of the financial statements included in the Offering Memorandum (as specified more fully therein) and delivered its report with respect to the audited financial statements of the Company in the Offering Memorandum, is an independent auditor with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder, and any non-audit services provided by Deloitte & Touche LLP to the Company or the Guarantor have been approved by the Audit Committee of the Board of Directors of the Company.
     (i) The financial statements (including the notes thereto) of the Company and its consolidated subsidiaries in the Offering Memorandum fairly present the financial position, results of operations, cash flows and changes in shareholders’ equity of the Company and its consolidated subsidiaries as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no change nor any development or event involving a prospective change which has had or would reasonably be expected to have a Material Adverse Effect; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly disclosed in the notes thereto) and comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act; and the information set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Selected Consolidated Financial Data” in the Offering Memorandum that has been extracted from the financial statements of the Company have been fairly extracted from the financial statements of the Company and its consolidated subsidiaries fairly presents the information included therein and has been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.
     (j) Except as disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum, (i) none of the Company and its subsidiaries have incurred any material liability or obligation, direct or contingent, or entered into any material transaction in each case not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, and has not declared, paid or otherwise made any dividend or distribution of any kind on any class of its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries.
     (k) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (l) The Company and its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”); the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (m) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.
     (n) The Registration Rights Agreement has been duly authorized by the Company and the Guarantor and, on the Closing Date, will have been duly executed and delivered by the Company and the Guarantor, and will constitute the legal, valid and binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity; and the Registration Rights Agreement will conform to the description thereof in the Offering Memorandum. The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity.
     (o) The Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and to the rules and regulations of the

Securities and Exchange Commission (the “Commission”) applicable to an indenture that is qualified thereunder.
     (p) The Notes have been duly authorized and, on the Closing Date, when executed and authenticated in the manner provided for in the Indenture and delivered to and paid for by the Initial Purchaser as provided in this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; the Guarantees have been duly authorized and, on the Closing Date, upon the due issuance and delivery of the related Notes, will have been duly executed and delivered and will constitute valid and legally binding obligations of the Guarantor, and will be entitled to the benefits of the Indenture; the Exchange Notes (as defined in the Registration Rights Agreement) have been duly authorized and, when executed and authenticated in the manner provided for in the Registration Rights Agreement and the Indenture, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; and the Notes and the Exchange Notes will conform to the descriptions thereof in the Final Memorandum.
     (q) The Indenture has been duly authorized by the Company and the Guarantor and constitutes a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity; and the Indenture will conform to the descriptions thereof in the Final Memorandum.
     (r) The execution, delivery and performance by the Company and the Guarantor of this Agreement and the other Transaction Documents, the issuance and sale of the Notes and the compliance by the Company and the Guarantor with all of the provisions of the Notes, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with, result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust or loan agreement, shareholders’ agreement or any other material agreement or instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound or any of their respective properties are subject, or with the certificate of incorporation or by-laws of the Company or the Guarantor, or any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to the Company or the Guarantor, or (ii) require the consent, approval, authorization, order, registration or filing or qualification with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company or the Guarantor, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer or sale of the Notes and by Federal and state securities laws with respect to the obligations of the Company and the Guarantor under the Registration Rights Agreement, except for such conflict, breach, violation or default would not have a Material Adverse Effect.
     (s) No legal or governmental proceedings or investigations are pending or threatened to which the Company or the Guarantor is a party or to which any of the properties of the Company or the Guarantor is subject, other than proceedings accurately described in the Preliminary Memorandum and the Offering Memorandum and such proceedings or investigations that would not, individually or in the aggregate, result in a Material Adverse Effect.
     (t) There are no relationships, direct or indirect, between or among the Company or the Guarantor, on the one hand, and the respective directors, officers, shareholders, customers or suppliers of the Company or the Guarantor, on the other hand, that would be required by the Securities Act to be disclosed in a prospectus were the Notes being issued and sold in a public offering registered on Form S-1 under the Securities Act that are not so disclosed in the Offering Memorandum; and there are no contracts or other documents that would be required by the Securities Act to be disclosed in a prospectus were the Notes being issued and sold in a public offering registered on Form S-1 under the Securities Act that are not so disclosed in the Offering Memorandum.
     (u) Each of the Company and the Guarantor is not now nor after giving effect to the issuance of the Notes and the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby or described in the Preliminary Memorandum or the Offering Memorandum, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated business or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.
     (v) The Company and its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) have not distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the (a) Preliminary Memorandum or any amendment or supplement thereto, (b) the Offering Memorandum or any amendment or supplement thereto or (c) other written communications, in each case used in accordance with Section 4(a). Each such communication by the Company or its agents and representatives pursuant to subclause (c) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Offering Memorandum, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchaser expressly for use in any Company Additional Written Communication.
     (w) The Company and its subsidiaries have not sustained, since the date of the latest audited financial statements included in the Offering Memorandum (exclusive of any amendment or supplement thereto), any loss or interference with its business or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Offering Memorandum (exclusive of any amendment or supplement thereto), except to the extent that such would not have a Material Adverse Effect; and, since such date, there has not occurred any change or development having a Material Adverse Effect.
     (x) The statements set forth in the Offering Memorandum under the captions “Description of Certain Indebtedness”, “Description of Notes”, “Exchange Offer; Registration Rights”, and “Notice to Investors”, insofar as such statements constitute summaries of legal documents, fairly summarize in all material respects such documents.
     (y) Except to the extent that such would not have a Material Adverse Effect, each of the Company and the Guarantor has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by each of them except as set forth in the Offering Memorandum, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party. Any property leased by the Company and the Guarantor is held under valid, subsisting and enforceable leases, and there is no default under any such lease or any other event that with notice or lapse of time or both would constitute a default thereunder, except to the extent that such would not have a Material Adverse Effect.
     (z) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or the Guarantor maintains, contributes to or has any obligation to contribute to, or with respect to which the Company or the Guarantor has any liability, direct or indirect, contingent or otherwise (a “Plan”); each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; neither the Company nor the Guarantor has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

     (aa) Except as disclosed in each Memorandum, (i) no labor dispute with the employees of the Company or the Guarantor exists, is imminent or is threatened, and the senior officers of the Company and the Guarantor are not aware of any existing, imminent or threatened labor disturbance by the employees of any of their respective principal suppliers, manufacturers, customers or contractors, (ii) no unfair labor practice complaint is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending, or to the Company’s knowledge, threatened, against the Company or any of its subsidiaries and (iii) no union representation question exists with respect to the employees of the Company or any of its subsidiaries and, to the Company’s knowledge there are no union organizing activities taking place, which in the case of clauses (i) through (iii) would reasonably be expected to result in a Material Adverse Effect.
     (bb) No proceedings for the merger, consolidation, liquidation or dissolution of the Company or the Guarantor or the sale of all or a material part of the assets of the Company or the Guarantor is pending or contemplated.
     (cc) The Company and the Guarantor own or otherwise possesses adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted, except where the failure to own or otherwise possess such rights would not have a Material Adverse Effect; neither the Company nor the Guarantor has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing.
     (dd) Except to the extent that such would not have a Material Adverse Effect, the Company and the Guarantor are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are prudent in the business in which it is engaged; and neither the Company nor the Guarantor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.
     (ee) (i) The Company and the Guarantor have complied with all laws, ordinances, regulations and orders applicable to the Company and the Guarantor, and their respective businesses, and neither the Company nor the Guarantor has received any notice to the contrary; and (ii) each of the Company and the Guarantor possesses all certificates, authorizations, permits, licenses, approvals, orders and franchises (collectively, “Licenses”) necessary to conduct their respective businesses in the manner and to the full extent now operated or proposed to be operated as described in the Offering Memorandum, in each case issued by the appropriate federal, state, local or foreign governmental or regulatory authorities (collectively, the “Agencies”), and each other federal, state and local agency the regulations of which are applicable to the businesses or products of the

Company and the Guarantor; except in the case of (i) and (ii) where the failure to so comply or to possess such Licenses would not have a Material Adverse Effect.
     (ff) The operation of the business of the Company and the Guarantor in the manner and to the full extent now operated or proposed to be operated as described in the Offering Memorandum is in accordance with the Licenses, and all orders, rules and regulations of the Agencies, and no event has occurred which permits (nor has an event occurred which with notice or lapse of time or both would permit) the revocation or termination of any necessary Licenses or which might result in any other impairment of the rights of the Company therein or thereunder except to the extent that such revocation, termination or other impairment would not have a Material Adverse Effect, and each of the Company and the Guarantor is in compliance with all statutes, orders, rules and regulations of the Agencies relating to or affecting its operations except to the extent that its failure to comply would not have a Material Adverse Effect.
     (gg) Except as described in the Offering Memorandum:
     (i) Each of the Company and the Guarantor is and has been in compliance with all applicable laws, statutes, ordinances, rules, regulations and requirements, and all orders, judgments, decisions and decrees issued to the Company or the Guarantor, in each case relating to: human health and safety; pollution; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources (“Environmental Law”), except for any non-compliance that, individually or in the aggregate, would not result in a Material Adverse Effect;
     (ii) each of the Company and the Guarantor has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of their respective businesses (“Environmental Permits”), except for any failure to obtain Environmental Permits or non-compliance that, individually or in the aggregate, would not result in a Material Adverse Effect;
     (iii) there are no past or present conditions or circumstances, including, to the Company’s knowledge, pending changes in any Environmental Permits, (i) that are likely to interfere with the conduct of the business of the Company and the Guarantor in the manner now conducted, or (ii) which would interfere with compliance with any Environmental Law or Environmental Permits, except for any such conditions or circumstances that, individually or in the aggregate, would not result in a Material Adverse Effect; and
     (iv) there are no past or present conditions or circumstances at, or arising out of, their respective businesses, assets and properties of the Company and the Guarantor or, to the Company’s knowledge, any business, assets or properties formerly leased, operated or owned by the Company or the Guarantor, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which may give rise to: (i) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law; (ii) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources; (iii) liabilities or obligations incurred by the Company or the Guarantor to comply with any Environmental Law; or (iv) fines or penalties arising under any Environmental Law; except in each case for any that, individually or in the aggregate, would not result in a Material Adverse Effect.
     (hh) Neither the Company nor the Guarantor is in violation of its certificate of incorporation or its bylaws, and no default or breach exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease, loan agreement, shareholders’ agreement or any other material agreement or instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound or to which any of their respective properties are subject, except where such default would not result in a Material Adverse Effect.
     (ii) Except to the extent that such would not have a Material Adverse Effect, the Company and the Guarantor has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company and the Guarantor retains adequate reserves.
     (jj) Except as disclosed in the Offering Memorandum, as of the Closing Date, there are no contracts, agreements or understandings between the Company or the Guarantor and any person granting such person the right to require the Company or the Guarantor to file a registration statement under the Securities Act or to require the Company to include any debt securities held by any person in any registration statement filed by the Company under the Securities Act.
     (kk) Neither the Company nor the Guarantor is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum will be, an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (ll) Other than in connection with the Company’s tender offer for its existing 9 7/8% Senior Notes due 2012, within the preceding six months, none of the Company or any of its Affiliates has, directly or through any agent, made offers or sales of any security of the Company, or solicited offers to buy or otherwise negotiated in respect of any securities of the Company of the same or a similar class as the Notes, other than the Notes offered or sold to the Initial Purchaser hereunder.

     (mm) None of the Company or any of its Affiliates has, directly or through any person acting on its or their behalf (other than the Initial Purchaser, as to which no statement is made), offered, solicited offers to buy or sold the Notes by any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (nn) None of the Company or any of its Affiliates, nor any person acting on their behalf (other than the Initial Purchaser, as to which no statement is made), has engaged or will engage in any directed selling efforts with respect to the Notes, and each of them has complied with and will comply with the offering restrictions requirement of Regulation S under the Securities Act (“Regulation S”). Terms used in this paragraph have the meanings given to them by Regulation S.
     (oo) None of the Company or any of its Affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes; nor has the Company or any of its Affiliates paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company except as contemplated by this Agreement).
     (pp) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.
     (qq) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 3 hereof and compliance by the Initial Purchaser with the procedures set forth in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser in the manner contemplated by this Agreement and disclosed in the Offering Memorandum to register the Notes or the related Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.
     (rr) None of the Transactions (including, without limitation, the use of proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.
     (ss) There are, and during the last 12 months there have been, no material disputes between the Company and any of its ten largest suppliers (“Material Suppliers”) (as measured by dollar volume of goods purchased by the Company) or ten largest customers (“Material Customers”) (as measured by dollar volume of products sold by the Company).
     (tt) Except as disclosed in the Offering Memorandum, there are no agreements, arrangements or understandings that will require the payment of any commissions,

fees or other remuneration to any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement.
     (uu) The Company does not intend to treat any of the transactions contemplated by the Transaction Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Company determines to take any action inconsistent with such intention, it will promptly notify the Initial Purchaser thereof. If the Company so notifies the Initial Purchaser, the Company acknowledges that the Initial Purchaser may treat its purchase and resale of Notes as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and the Initial Purchaser will maintain the lists and other records required by such Treasury Regulation.
     (vv) None of the Company, its subsidiaries, or to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company, any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries, and, to the knowledge of the Company, their respective Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (ww) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the U.S. PATRIOT Act, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (xx) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Each certificate signed by any officer of the Company or the Guarantor and delivered to the Initial Purchaser or its counsel shall be deemed to be a representation and warranty by the Company or the Guarantor, as the case may be, to the Initial Purchaser as to the matters covered thereby.
     2. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, each of the Company and the Guarantor agrees to issue and sell $40,000,000 aggregate principal amount of Notes, and the Initial Purchaser agrees to purchase from the Company and the Guarantor $40,000,000 aggregate principal amount of Notes at a purchase price equal to 97.25% of the principal amount thereof (the “Purchase Price”). One or more certificates in definitive form or global form, as instructed by the Initial Purchaser for the Notes that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company not later than one full business day prior to the Closing Date (as defined below), shall be delivered by or on behalf of the Company to the Initial Purchaser, with any transfer taxes payable in connection with the transfer of the Notes to the Initial Purchaser duly paid, against payment by or on behalf of the Initial Purchaser of the Purchase Price therefor by wire transfer in immediately available funds to the account of the Company. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel LLP (“Counsel for the Initial Purchaser”), 80 Pine Street, New York, NY 10005 at 10:00 A.M., New York City time, on March 23, 2010, or at such other place, time or date as the Initial Purchaser and the Company may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date”. The Company will make such certificate or certificates for the Notes available for examination by the Initial Purchaser at the New York, NY offices of Counsel for the Initial Purchaser not later than 10:00 A.M., New York City time on the business day prior to the Closing Date.
     3. Offering of the Notes and the Initial Purchaser’s Representations and Warranties. The Initial Purchaser represents and warrants to and agrees with the Company that:
     (i) it has not offered or sold, and will not offer or sell Notes except to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;
     (ii) it has not distributed and, prior to the later of (x) the Closing Date and (y) the completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the (a) Preliminary Memorandum or any amendment or supplement thereto, (b) the Offering Memorandum or any amendment or supplement thereto or (c) Company Additional Written Communications;
     (iii) it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

     (iv) it has not offered or sold, and will not offer or sell the Notes using any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) under the Securities Act.
     4. Covenants of the Company. The Company covenants and agrees with the Initial Purchaser that:
     (a) As promptly as practicable following the Time of Sale, the Company will prepare the Final Memorandum, which shall consist of the Preliminary Memorandum as modified by the information contained in the Pricing Supplement, in the form approved by the Initial Purchaser and prior to the completion of the distribution will not amend or supplement the Offering Memorandum or Pricing Supplement without first furnishing to the Initial Purchaser a copy of such proposed amendment or supplement and will not use any amendment or supplement to which the Initial Purchaser may reasonably object.
     (b) The Company will furnish to the Initial Purchaser as promptly as practicable during the period referred to in paragraph (c) below, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they reasonably may request.
     (c) At any time prior to the completion of the distribution of the Notes by the Initial Purchaser, if any event occurs or condition exists as a result of which the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company will promptly (i) notify the Initial Purchaser of the same; (ii) subject to the requirements of paragraph (a) of this Section 4, prepare and provide to the Initial Purchaser, at its own expense, an amendment or supplement to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with applicable law; and (iii) supply any supplemented or amended Offering Memorandum to the Initial Purchaser, without charge, in such quantities as may be reasonably requested.
     (d) Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding if, in the judgment of the Initial Purchaser, or any of its affiliates (as such term is defined in the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Notes, to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Securities Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchaser with copies of each amendment or supplement filed and such other documents as the Initial Purchaser may reasonably request.
     The Company hereby expressly acknowledges that the indemnification and contribution provisions of Section 7 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 4(d).
     (e) The Company will (i) qualify the Notes and the Guarantees for sale by the Initial Purchaser under the laws of such jurisdictions as the Initial Purchaser may designate and (ii) maintain such qualifications for so long as required for the sale of the Notes by the Initial Purchaser; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject. The Company will promptly advise the Initial Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (f) At any time prior to the completion of the distribution of the Notes by the Initial Purchaser, the Company will deliver to the Initial Purchaser such additional information concerning the business and financial condition of the Company as the Initial Purchaser may from time to time reasonably request and whenever it or any of its subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issuance of the Notes under this Agreement, shall promptly notify the Initial Purchaser as to the nature of such information or event. The Company will likewise notify the Initial Purchaser of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes, as soon as the Company becomes aware of any such decrease, notice or public announcement. The Company will also, for a period of five years from the Closing Date, deliver to the Initial Purchaser, as soon as available and without request, copies of any reports and financial statements furnished to or filed with the Commission.
     (g) At any time when the Company is not subject to Section 13 or 15 of the Exchange Act and any Securities or Exchange Securities remain outstanding, the Company will furnish to the Initial Purchaser any reports provided by the Company to the Trustee on behalf of the holders of the Notes pursuant to Section 3.18 of the Indenture.

     (h) The Company will not, and will not permit any of its Affiliates to, resell any of the Notes that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 under the Securities Act.
     (i) Except as contemplated in the Registration Rights Agreement, none of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of its respective Affiliates, as to which no statement is made) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.
     (j) None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of their respective Affiliates, as to which no statement is made), will solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (k) None of the Company or any of its Affiliates, nor any person acting on their behalf (other than the Initial Purchaser, as to which no statement is made), has engaged or will engage in any directed selling efforts with respect to the Notes, and each of them has complied with and will comply with the offering restrictions requirement of Regulation S under the Securities Act (“Regulation S”). Terms used in this paragraph have the meanings given to them by Regulation S.
     (l) None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of their respective Affiliates, as to which no statement is made), will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any securities of the same or a similar class as the Notes, other than the Notes offered or sold to the Initial Purchaser hereunder in a manner which would require the registration under the Securities Act of the Notes.
     (m) So long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Company is not then subject to Section 13 or 15(d) of the Exchange Act, the Company will provide at its expense to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. (This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders from time to time, of the Notes.)
     (n) The Company will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Offering Memorandum.
     (o) Until completion of the distribution, neither the Company nor any of its Affiliates will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
     (p) For so long as any Notes are outstanding, the Company and its subsidiaries will conduct its operations in a manner that will not subject the Company or any subsidiary to registration as an investment company under the Investment Company Act.
     (q) Each Note will bear a legend substantially to the following effect until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein:
“THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND

EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.”
     (r) The Company will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than the Notes offered pursuant to this Agreement) for a period of 30 days after the date hereof, without the prior written consent of the Initial Purchaser.
     (s) The Company will, promptly after it has notified the Initial Purchaser of any intention by the Company to treat the Transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), deliver a duly completed copy of IRS Form 8886 or any successor form to the Initial Purchaser.
     (t) Each of the Company and the Guarantor acknowledge and agree that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the Initial Purchaser, on the other hand, and the Company and the Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Guarantor or their respective affiliates, stockholders, creditors or employees or any other party; (iii) the Initial Purchaser has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company or the Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising the Company or the Guarantor on other matters) or any other obligation to the Company and the Guarantor except the obligations expressly set forth in this Agreement; (iv) the Initial Purchaser and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantor and that the Initial Purchaser has no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantor have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company and the Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantor may have against the Initial Purchaser with respect to any breach or alleged breach of fiduciary duty.

     The Initial Purchaser may, in its sole discretion, waive in writing the performance by the Company or the Guarantor of any one or more of the foregoing covenants or extend the time for their performance.
     5. Expenses.
     (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Guarantor will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of each Memorandum, the Transaction Documents and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchaser, in the quantities requested, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchaser, including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 4(d) hereof, including filing fees and the reasonable fees and disbursements of Counsel for the Initial Purchaser in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Notes, (v) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchaser in connection with the review by the Financial Industry Regulatory Authority, if any, of the terms of the sale of the Notes or the Exchange Notes, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Notes, (viii) all costs and expenses relating to investor presentations, including any “road show” presentations undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives (including the Initial Purchaser) and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 5(a), or in Section 5(b) or Section 7 hereof, the Initial Purchaser shall pay its own expenses, including the fees and disbursements of its counsel.
     (b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 6 hereof is not satisfied because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Initial Purchaser, the Company will reimburse the Initial Purchaser upon demand for all reasonable out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

     6. Conditions to the Initial Purchaser’s Obligations. The obligations of the Initial Purchaser to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties of the Company in Section 1 hereof, in each case as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the statements of the Company’s officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:
     (a) The Initial Purchaser shall have received (i) an opinion, dated the Closing Date, of Winston & Strawn LLP, counsel for the Company, in form and substance satisfactory to the Initial Purchaser, subject to customary assumptions and qualifications, to the effect set forth in Exhibit A hereto.
     (b) The Initial Purchaser shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel LLP, Counsel for the Initial Purchaser, with respect to the issuance and sale of the Notes and such other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters. In rendering such opinion, such counsel may rely as to certain matters of law upon the opinion of Winston & Strawn LLP referred to in Section 6(a).
     (c) The Initial Purchaser shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser and Counsel for the Initial Purchaser, from Deloitte & Touche LLP, independent auditors of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum; provided that the letter shall use a “cut-off date” within three days of the date of such letter and that their procedures shall extend to financial information in the Final Memorandum not contained in the Preliminary Memorandum. References to the Offering Memorandum in this paragraph (c) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.
     (d) (i) None of the Company nor the Guarantor, shall have sustained, since the date of the latest audited financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), any loss or interference with their respective businesses or properties from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Offering Memorandum (exclusive of any amendment or supplement thereto); and (ii) since the respective dates as of which information is given in the Preliminary Memorandum or the Offering Memorandum, there shall not have been any change in the long-term debt of the Company or the Guarantor, or any change in or effect on or any development having a prospective change in or effect on the business, operations, properties, assets, liabilities, shareholders’ equity, earnings, condition (financial or otherwise), results of operations or management of the Company or the Guarantor, whether or not in the ordinary course of business, otherwise than as set forth in each such Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is, in the sole judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to market the Notes on the terms and in the manner described in the Offering Memorandum (exclusive of any amendment or supplement thereto).
     (e) The Initial Purchaser shall have received a certificate, dated the Closing Date and in form and substance satisfactory to the Initial Purchaser, of the Chief Executive Officer and the Chief Financial Officer of the Company and the Guarantor as to the accuracy of the representations and warranties of the Company in this Agreement at and as of the Closing Date; that the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and as to the matters set forth in Section 6(d).
     (f) There shall not have been any decrease in the rating of the Notes or any of the Company’s other debt securities by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of the Securities or any of the Company’s other debt securities or any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes.
     (g) The Notes shall be eligible for clearance and settlement through DTC, Clearstream Banking and the Euroclear System as indirect participants of DTC.
     (h) The Company and the Guarantor shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchaser, and the Initial Purchaser shall have received such executed counterparts.
     (i) On or before the Closing Date, the Initial Purchaser and Counsel for the Initial Purchaser shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.
     If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchaser by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 5 and 7 hereof shall at all times be effective and shall survive such termination.
     7. Indemnification and Contribution.
     (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchaser or such other person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Offering Memorandum or any amendment or supplement thereto; or (ii) the omission or alleged omission to state in the Preliminary Memorandum or the Offering Memorandum or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse, as incurred, the Initial Purchaser and each such other person for any legal or other expenses reasonably incurred by the Initial Purchaser or such other person in connection with investigating, defending against , settling, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for use therein as set forth in Section 10 hereof.
     (b) The Initial Purchaser will indemnify and hold harmless the Company and the Guarantor and their respective affiliates, directors, officers, and each person, if any, who controls any of the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, the Guarantor, any such affiliates, directors or officers or such controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Offering Memorandum or any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Preliminary Memorandum or the Offering Memorandum or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for use therein as set forth in Section 10 hereof and, subject to the limitation set forth immediately preceding this clause, will reimburse as incurred, any legal or other expenses reasonably incurred by the Company or the Guarantor or any such affiliates, directors or officers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action in respect thereof.
     (c) Promptly after receipt by any person to whom indemnity may be available under this Section 7 (the “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any person from whom indemnity may be sought under this Section 7 (the “indemnifying party”), notify such indemnifying party of the commencement thereof; but the failure so to notify such indemnifying party will not relieve such indemnifying party from any liability which it may have to such indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have concluded, based on advice of outside counsel, that representation of both parties by the same counsel would present such counsel with a conflict of interest, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from an indemnifying party to an indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, such indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence or (ii) such indemnifying party does not promptly retain counsel satisfactory to such indemnified party or (iii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. After such notice from an indemnifying party to an indemnified party, such indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of such indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party or any other person that may be entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party and such other persons from all liability arising out of such claim, action, suit or proceeding.
     (d) (i) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any action or claim) (or actions in respect thereof) (“Losses”), the Company and the Guarantor, on the one hand, and the Initial Purchaser, on the other, in order to provide for just and equitable contribution, agree to contribute to the amount paid or payable by such indemnified party as a result of such Losses to which the Company and the Guarantor, on the one hand, and the Initial Purchaser, on the other, may be subject, in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchaser, on the other, from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is unavailable for any reason, not only such relative benefits but also the relative fault of the Company and the Guarantor, on the one hand, and the Initial Purchaser, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses. The relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchaser, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser from the Company in connection with the purchase of the Notes hereunder as set forth in the Final Memorandum. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantor or the Initial Purchaser, the parties’ intent, relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Guarantor and the Initial Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts and commissions received by the Initial Purchaser from the Company in connection with the purchase of the Notes hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other person listed in Section 7(a) hereof shall have the same rights to contribution as the Initial Purchaser, and each affiliate, director or officer of the Company or the Guarantor and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantor.
     (e) The obligations of the Company and the Guarantor under this Section 7 shall be in addition to any obligations or liabilities which the Company and the Guarantor may otherwise have and the obligations of the Initial Purchaser under this Section 7 shall be in addition to any obligations or liabilities which the Initial Purchaser may otherwise have.
     8. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Guarantor, their respective officers, and the Initial Purchaser set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Guarantor, their respective officers or directors or any controlling person referred to in Section 7 hereof or the Initial Purchaser and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.
     9. Termination. The Initial Purchaser may terminate this Agreement with respect to the Notes by notice to the Company at any time on or prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform in any material respect all obligations and satisfy in any material respect all conditions on its part to be performed or satisfied hereunder at or prior thereto or if, at or prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the NASDAQ Stock Market or in the over-the-counter market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market; (ii) there has been a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iii) a banking moratorium shall have been declared by New York or United States authorities; (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, (C) the occurrence of any other calamity or crisis involving the United States or (D) any change in general economic, political or financial conditions which has an effect on the U.S. financial markets, currency exchange rates or controls or the international financial markets that, in the case of any event described in this clause (iv), in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offer, sale and delivery of the Notes as disclosed in the Preliminary Memorandum or the Offering Memorandum, exclusive of any amendment or supplement thereto; (v) in the judgment of the Initial Purchaser there shall have occurred any Material Adverse Effect; or (v) the Company shall have sustained a loss by fire, explosion, flood, accident or other calamity of such character, whether or not covered by insurance, the effect of which, in the sole judgment of the Initial Purchaser, is so material and adverse as to make it impracticable or inadvisable to market the Notes on the terms and in the manner described in the Offering Memorandum (exclusive of any amendment or supplement thereto). Any termination pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Section 5 and 7 hereof.
     10. Information Supplied by Initial Purchaser. The statements set forth under the heading “Plan of Distribution” in the Preliminary Memorandum and the Offering Memorandum, to the extent such statements relate to the Initial Purchaser, constitute the only information furnished by the Initial Purchaser to the Company for the purposes of Sections 1(a) and 7 hereof.
     11. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Banc of America Securities LLC, One Bryant Park, New York, New York 10036, Attention: Legal Department, with a copy to Cahill Gordon & Reindel llp, 80 Pine Street, New York, NY 10005, Attention: Luis Penalver, Esq. and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at Coleman Cable, Inc., 1530 Shields Drive, Waukegan, Illinois 60085, Attention: Richard N. Burger with a copy to Winston & Strawn LLP, 35 W. Wacker Drive, Chicago, Illinois 60601, Attention: James J. Junewicz, Esq.
     12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Initial Purchaser, the Company and the Guarantor and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Initial Purchaser, the Company and the Guarantor and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Company contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 7 of this Agreement shall also be for the benefit of the affiliates, directors and officers of the

Company and the Guarantor, and any person or persons who control the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchaser shall be deemed a successor to the Initial Purchaser because of such purchase.
     13. Applicable Law. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in such state without regard to conflicts of law principles thereof.
     14. Consent to Jurisdiction and Service of Process. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding a “Related Judgment”, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court.
     15. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
[The remainder of this page is intentionally left blank.]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, COLEMAN CABLE, INC.
By:	/s/ Richard N. Burger
	Name:	Richard N. Burger
	Title:	Executive Vice President and Chief Financial Officer

GUARANTOR: CCI INTERNATIONAL, INC.
By:	/s/ Richard N. Burger
	Name:	Richard N. Burger
	Title:	Executive Vice President and Chief Financial Officer

     The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchaser as of the date first above written.

BANC OF AMERICA SECURITIES LLC
By:	Banc of America Securities LLC

By:	/s/ William H. Pegler
Name: William H. Pegler
Title: Director

SCHEDULE A
GUARANTOR
CCI INTERNATIONAL, INC.
Schedule A-1

EXHIBIT A
FORM OF OPINION OF WINSTON & STRAWN LLP
     1. The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware; and has all requisite corporate power to conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum and to execute and deliver the Transaction Documents and perform its obligations thereunder. The Company is duly qualified to do business in each jurisdiction set forth on Exhibit A hereto.
     2. The Guarantor is validly existing as a corporation and in good standing under the laws of the State of Delaware and has all requisite corporate power to conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum.
     3. The Purchase Agreement has been duly executed and delivered by the Company and the Guarantor.
     4. The Indenture has been duly executed and delivered by the Company and the Guarantor and constitutes the valid and binding obligation of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms.
     5. The Registration Rights Agreement has been duly executed and delivered by the Company and the Guarantor and constitutes the valid and binding obligation of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms.
     6. The Notes and the Guarantees have been duly authorized by the Company and the Guarantor, are in the form contemplated by the Indenture and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the terms of the Purchase Agreement, will constitute valid and binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with their terms and entitled to the benefits of the Indenture.
     7. The Exchange Notes have been duly authorized by the Company, and when executed, issued, authenticated and delivered in exchange for the Notes in accordance with the terms of the Registration Rights Agreement and the Indenture, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.
     8. When executed, issued and delivered in exchange for the Guarantees in accordance with the terms of the Registration Rights Agreement and the Indenture, the

Exchange Note Guarantees will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms.
     9. Assuming (i) the representations of the Initial Purchaser contained in the Purchase Agreement are true, correct and complete and (ii) compliance by the Initial Purchaser with their covenants set forth in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser pursuant to the Purchase Agreement or the offer and resales of the Notes by the Initial Purchaser, in the manner contemplated by the Purchase Agreement and described in the Offering Memorandum, to register the Notes under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended. We express no opinion, however, as to when or under what circumstances any Notes initially sold by the Initial Purchaser may be reoffered or resold.
     10. To our knowledge, there are no legal or governmental proceedings involving or affecting the Company or any Guarantor, or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Securities Act of 1933, as amended, that are not described in the Offering Memorandum.
     11. The statements made in the Offering Memorandum under the captions “Description of Other Indebtedness,” “Description of Notes” and “Certain U.S. Federal Income Tax Considerations,” in each case insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.
     12. Each of the Company and the Guarantor is not and, after giving effect to the issuance and sale of the Notes in accordance with the terms of the Purchase Agreement and the application of the net proceeds therefrom, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     13. Neither the execution and delivery by the Company or the Guarantor of the Transaction Documents, nor the performance by the Company and the Guarantor of their respective obligations thereunder: (a) violates any order, judgment or decree known to us and applicable to the Company; (b) violates any law or regulation (including any applicable order or decree of any court or governmental instrumentality known to us) applicable to the Company which in our experience is typically applicable to transactions of the type contemplated by the Transaction Documents (except we express no opinion as to any law which might be violated by any misrepresentation or omission or a fraudulent act); (c) violates any provision of the certificate of incorporation or the bylaws of the Company or the Guarantor; (d) breaches or results in a default under any contract, agreement or instrument set forth on Schedule I hereto (collectively, the “Applicable Documents”); or (e) causes the creation of any security interest or lien upon any property of the Company or the Guarantor pursuant to any of the Applicable Documents. With respect to our opinion set forth in this paragraph 13, however, we express no opinion as to (i) any violation resulting from cross-default provisions under an agreement not listed on Schedule I, or (ii) any violation or breach of an Applicable Document which involves any calculation, numerical conclusion, accounting conclusion or calculation or other quantitative assessment, and to the extent that any Applicable Documents are governed by the laws of any jurisdiction other than the State of New York, our opinion relating to those Applicable Documents is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those Applicable Documents.
     In connection with the preparation of the Pricing Disclosure Package and the Offering Memorandum, we, as counsel to the Company and Guarantor, participated in conferences with the officers and other representatives of the Company and the Guarantor, representatives of the independent public accountants for the Company and the Guarantor, the Initial Purchaser and counsel for the Initial Purchaser at which the contents of the Pricing Disclosure Package and the Offering Memorandum and related matters were discussed. We have not independently checked the accuracy or completeness of, or otherwise verified, and accordingly are not passing upon and assume no responsibility for the accuracy, completeness, or fairness of the statements contained in the Pricing Disclosure Package or the Offering Memorandum (except to the extent specified in paragraph 11 above). However, based on the foregoing, no facts came to our attention that causes us to believe that the Pricing Disclosure Package as of the date thereof, or the Offering Memorandum, as of the date thereof or the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements and related notes and, the other financial data included in or appended as exhibits to the Pricing Disclosure Package or the Offering Memorandum).

EXHIBIT A
Arkansas
Illinois
Massachusetts
North Carolina
South Carolina
Texas

Schedule I
1.	Amended and Restated Credit Agreement dated as of April 2, 2007 among Coleman Cable, Inc., the Subsidiary Borrowers, the Lenders, National City Business Credit Inc., as Syndication Agent, PNC Bank, National Association, Wells Fargo Foothill, LLC and Associated Bank, National Association, as Documentation Agents, Wachovia Bank, National Association, as Administrative Agent, and Wachovia Bank, National Association, as Issuing Bank.

2.	Third Amendment to Amended and Restated Credit Agreement and Consent dated as of January 19, 2010 among Coleman Cable, Inc., the Subsidiary Borrowers, the Lenders, and Wachovia Bank, National Association, as administrative agent to for the Lenders.

3.	Second Amendment to Amended and Restated Credit Agreement and Consent dated as of June 18, 2009 among Coleman Cable, Inc., the Subsidiary Borrowers, the Lenders, and Wachovia Bank, National Association, as administrative agent to for the Lenders.

4.	First Amendment to Amended and Restated Credit Agreement and Consent dated as of November 1, 2007 among Coleman Cable, Inc., the Subsidiary Borrowers, the Lenders, and Wachovia Bank, National Association, as administrative agent to for the Lenders.

5.	Indenture dated September 28, 2004 by and between Coleman Cable Inc., the Note Guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as Trustee.

6.	Severance and Restrictive Covenant Agreement dated as of May 7, 2009 between Coleman Cable, Inc. and Kenneth A. McAllister.

7.	Amended and Restated Employment Agreement dated as of December 30, 2008 between Coleman Cable, Inc. and Michael Frigo.

8.	Amended and Restated Employment Agreement dated as of December 29, 2008 by and between Coleman Cable, Inc. and Richard N. Burger.

9.	Amended and Restated Employment Agreement dated as of December 29, 2008 between Coleman Cable, Inc. and Richard Carr.

10.	Amended and Restated Employment Agreement dated as of December 30, 2008 between Coleman Cable, Inc. and G. Gary Yetman.

11.	Lease dated February 1, 2008 by and between DJR Venture, LLC and Copperfield, LLC.

12.	Indemnification Agreement dated as of November 13, 2007 by and between Morgan Capital LLC and Coleman Cable, Inc.

13.	Tax Matters Agreement dated as of September 30, 2006 by and between Coleman Cable, Inc. and the Stockholders listed on Schedule I thereto.

14.	Coleman Cable, Inc. 2006 Long-Term Incentive Plan.

15.	Shareholders Agreement dated as of by and among Coleman Cable, Inc. and the existing holders of the Company’s common stock listed on the signature pages thereto.

16.	Lease dated as of September 11, 2003 by and between Panattoni Development Company, LLC and Coleman Cable, Inc.

ANNEX I
     The Initial Purchaser understands that:
     The Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. The Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Notes (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Notes, except such advertisements as permitted by and include the statements required by Regulation S.
     The Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:
“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Notes were first offered to persons other than distributors in reliance on Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”
     The Initial Purchaser agrees that the Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of Regulation S and only upon certification of beneficial ownership of such Notes by non-U.S. persons or U.S. persons who purchased such Notes in transactions that were exempt from the registration requirements of the Securities Act.

Annex I-1